As filed with the Securities and Exchange Commission on
                                February 10, 1998
                              Registration No. 333-
     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            STATEWIDE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State of other jurisdiction of incorporation or organization)

                                   22-3397900
                      (I.R.S. Employer Identification No.)

                                  70 SIP AVENUE
                         JERSEY CITY, NEW JERSEY  07306
                    (Address of principal executive offices)

                            STATEWIDE FINANCIAL CORP.
                            DIRECTOR'S STOCK OPTIONS
                            (Full title of the plan)

                                VICTOR M. RICHEL
                              CHAIRMAN OF THE BOARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STATEWIDE FINANCIAL CORP.
                                  70 SIP AVENUE
                          JERSEY CITY, NEW JERSEY 07306
                     (Name and address of agent for service)

                                 (201) 795-4000
          (Telephone number, including area code of agent for service)

     ----------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed Maximum
        Title of    Amount to be Proposed Maximum     Aggregate      Amount of
     Securities to   Registered   Offering Price   Offering Price  Registration
     be Registered      (1)          Per Share           (2)          Fee (2)
     -------------  -----------  ----------------  ---------------  -----------
     Common Stock,
     no par value
     per share and     25,000         $21.225         $530,625        $156.54
     interests of
     participation
     in the Plan

     (1) Represents shares to be issued upon the exercise of stock options.
     (2) Estimated solely for the purpose of calculating the registration fee.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold to prevent dilution resulting from certain capital changes affecting the Registrant.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, NW, Washington, DC 20549. The Commission also maintains a Web site that contains copies of such material. The address of the Commission's Web site is (http://www.sec.gov).

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997;

     (c) the Registrant's Current Reports on Form 8-K dated October 28, November 18, 1997, January 14, 1998 and January 29, 1998;

     (d) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on August 1, 1995, to register the Common Stock under Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

     In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:


                                   ARTICLE XI

                                 INDEMNIFICATION

     The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgements, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons, enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


     ITEM 8.   EXHIBITS.

     The following exhibits are filed with this Registration Statement.

               Exhibit
               Number    Description of Exhibit
               ------    ----------------------

               5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

               10        Form of Stock Option Grant Agreement.

               23(a)     Consent of KPMG Peat Marwick LLP

               23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5 hereto)


     ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include any material information with
                    respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on February 10, 1998.

                                        STATEWIDE FINANCIAL CORP.


                                        By:  /s/Bernard F. Lenihan
                                             ---------------------
                                                BERNARD F. LENIHAN
                                                Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

              Name                     Title                     Date
              ----                     -----                     ----
      /s/Victor M. Richel   Chairman of the Board,        February 10, 1998
      --------------------- President and Chief Executive
         VICTOR M. RICHEL   Officer


      /s/Bernard F. Lenihan Senior Vice President and     February 10, 1998
      --------------------- Chief Financial Officer
         BERNARD F. LENIHAN (Principal Accounting
                            Officer)


      /s/Maria F. Ramirez   Director                      February 10, 1998
      ---------------------
         MARIA F. RAMIREZ


      /s/Walter G. Scott    Director                      February 10, 1998
      ---------------------
         WALTER G. SCOTT


                            Director                      February 10, 1998
      ---------------------
      THOMAS SHARKEY, SR.


                            Director                      February 10, 1998
      ---------------------
      STEPHEN R. TILTON


      /s/Thomas V. Whelan   Director                      February 10, 1998
      ---------------------
         THOMAS V. WHELAN


                          EXHIBIT INDEX TO REGISTRATION
               STATEMENT ON FORM S-8 OF STATEWIDE FINANCIAL CORP.

          Exhibit
          Number    Description of Exhibit
          ------    ----------------------

          5         Opinion of Jamieson, Moore, Peskin & Spicer, P.C.

          10        Form of Grant Agreement.

          23(a)     Consent of KPMG Peat Marwick LLP

          23(b) Consent of Jamieson, Moore, Peskin & Spicer, P.C. (included in the Opinion filed as Exhibit 5 hereto)



     EXHIBIT 5


                                        February 10, 1998


     Statewide Financial Corp.
     70 Sip Avenue
     Jersey City, NJ 07306

                    Re:  Statewide Financial Corp.
               Registration Statement on Form S-8

     Dear Sirs:

     We have acted as counsel for Statewide Financial Corp., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 25,000 shares of Common Stock, no par value per share, of the Company (the "Shares") to be issued by the Company to certain members of the Company's Board of Directors pursuant to Stock Option Grant Agreements, the form of which is attached as an exhibit to the Registration Statement (the "Agreements").

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the form of Agreement, and such other certificates, records instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Shares pursuant to the exercise of stock options, and payment of the exercise price therefore and in accordance with the terms of the Agreements, in cash or other consideration permitted under Section 14A:7-A of the New Jersey Business Corporation Act (the "Act"), the Shares issued will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,



                                        JAMIESON, MOORE, PESKIN & SPICER




          EXHIBIT 10


                              STATEWIDE FINANCIAL CORP.

                                STOCK OPTION AGREEMENT


               THIS OPTION AGREEMENT is made as of this       day of
          November, 1997, between STATEWIDE FINANCIAL CORP. (the "Company")
          and                               (the "Optionee").

          1.   Grant of Option.

          Pursuant to the terms hereof, the Company hereby grants to the Optionee, the right and option to purchase from the Company all or any part of an aggregate of 5,000 shares of Common Stock (no par value per share) of the Company (the "Common Stock") at the purchase price of $21.225 per share (the "Option"), 100% of the fair market value of the Common Stock on the date of grant. For purposes of this Agreement the term "fair market value of the Common Stock" means the fair market value as determined by the Committee (as defined below) in good faith and in a manner established by the Committee from time to time; provided, however, if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average closing price for such securities for the five (5) trading days immediately preceding the date in question, as reported on the NASDAQ system.

          2.   Terms and Conditions.

          It is understood and agreed that the Option is subject to the following terms and conditions:

          (a) Date of Grant. Any references to the "date of grant" herein shall mean November 26, 1997.

          (b) Expiration Date. The Option shall expire at the close of business on November 25, 2007, or as otherwise specified in subparagraph (e) of this paragraph 2.

          (c) Exercise of Option. The Option may be exercised on or after the following dates for the number of shares specified:

                    On or After This Date    Number of Shares
                    ---------------------    ----------------

                    November 26, 1998             1,000
                    November 26, 1999             1,000
                    November 26, 2000             1,000
                    November 26, 2001             1,000
                    November 26, 2002             1,000

          provided, however, that in the event of recipient's termination of service due to death or Disability, the provisions of subsection (e) hereof shall govern and in the event of a Change in Control (as defined below), all options then held by Optionee or his estate shall immediately become exercisable.

          For purposes of this Agreement, a "Change in Control" shall mean:

               (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or

               (2) individuals who constitute the Incumbent Board (as defined below) of the Company cease for any reason to constitute a majority thereof; or

               (3) the occurrence of a change in control within the meaning of 12 C.F.R., Section 574.4; or

               (4) an event of a nature that would be required to be reported in response to Item I of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or which results in a change in control of the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision or its predecessor agency, as in effect on the date hereof; or

               (5) without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company and excluding the trustee of any Employee benefit plan sponsored by the Company or its subsidiaries or any such plan itself, is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

               (6) a proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company; or

               (7) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

          For purposes of this Plan, "Incumbent Board" means the Board of Directors of the Company on the effective date of this Agreement, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

          The Optionee shall give written notice to the Company, signed by the Optionee, of the exercise of the Option. Such notice shall specify the number of full shares to be purchased. The Option may be exercised only with respect to full shares, and no fractional shares may be purchased. Such notice shall be accompanied by full payment of the exercise price, as provided in subparagraph (d) of this paragraph 2.

          (d) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares to be purchased shall be paid to the Company in cash or such other consideration as the Stock Option Subcommittee of the Compensation/Benefits Committee of the Company's Board of Directors (the "Committee") may decide.

          (e) Exercise Upon Death or Termination of Service. Upon the termination of Optionee's service for any reason other than Disability (as defined below) or death, Optionee's stock options shall be exercisable only as to those shares which were immediately exercisable by Optionee at the date of termination of service. Unless such termination of service was for cause (as defined below), such options shall remain exercisable for the lesser of (i) the remaining term of the option or (ii) 12 months. If Optionee is removed for cause, all options granted hereunder shall immediately terminate.

          In the event of Optionee's death or termination of service due to Disability, all stock options held by Optionee, whether or not exercisable at such time, shall become immediately exercisable by Optionee or his or her legal representatives or beneficiaries and shall remain exercisable for the lesser of (i) the remaining term of the option or (ii) twelve (12) months.

          For purposes of this Agreement, "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of Optionee to participate in the work of the Board of Directors of the Company and any Committees thereof to which he/she may be assigned, including attending meetings of the Board and such Committees. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of Optionee's lifetime.

          "Cause" means the removal of Optionee from service of the Board of Directors of the Company because of a material loss to the Company or one of its affiliates caused by Optionee's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

          This Option and all rights hereunder with respect thereto shall terminate and become null and void after the expiration of ten
          (10) years from the date of grant, unless sooner terminated as provided hereunder.

          (f) Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, this Option shall be exercisable only by the Optionee (or by the Optionee's duly appointed guardian or legal representative).

          (g) Adjustments. (a) In the event of any change or changes in the outstanding Common Stock of the Company effected without receipt of consideration by the Company or payment of consideration by the Company, such as by any stock dividend or split, recapitalization, reorganization, combination or any similar corporate change, or other increase or decrease in such shares the number of shares of Common Stock which may be issued hereunder, the number of shares of Common Stock subject to options granted hereunder and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to the Optionee hereunder and under the Plan.

                    (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively an "Extraordinary Event"), the following rules shall apply: (i) holders of options (including the Optionee) shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event,
          (ii) if any option holders shall not have exercised their options on or before the date of such consummation and if, under the terms of the Extraordinary Event holders of the Common Stock of the Company will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each optionee's outstanding options (to the extent then exercisable at prices not in excess of the Event Price) and (B) the aggregate exercise price of all such outstanding options shall be made to optionee in exchange for the termination of such options, (iii) notwithstanding the foregoing provisions of clause
          (ii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that an optionee shall not, as a result of such provision, be required to recognize gain or loss on the exchange of options, (iv) in no event shall the operation of the foregoing provisions be permitted to cause the optionee or the Plan to fail to comply with Rule 16b-3 of the Act, and (v) in the unlikely event any options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

          (h) No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to Optionee of a certificate or certificates for such shares.

          (i) Compliance with Laws and Regulations. This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

          (j) Withholding Taxes. The Optionee shall pay to the Company, or make provision satisfactory to the Committee for the payment of, any taxes of any kind required by law to be withheld in respect of the Option, no later than the date of the event creating the tax liability. In the Committee's sole discretion, the Optionee (other than an Optionee subject to Section 16 of the Exchange Act ("Section 16 Optionee"), who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. With respect to Section 16 Optionees, upon the issuance of shares of Common Stock in respect of an Option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Section 16 Optionee's federal, and where applicable, state withholding tax obligations. The Company may, to the extent permitted by law, have the right to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

          (k) Six Month Holding Period. Shares of Common Stock acquired by a Section 16 Optionee may not be sold by such Optionee for at least six (6) months from the date of grant of the Option.

          3.   Investment Representation.

          The Committee may require the Optionee to furnish the Company, prior to the issuance of any part of this Option, an agreement (in such form as the Committee may specify) in which the Optionee represents that the shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

          4.   Optionee Bound by Plan.

          The Optionee hereby agrees to be bound by all the terms and provisions of the Plan.

          5.   Notices.

          Any notice hereunder to the Company shall be addressed to it at its office: 70 Sip Avenue, Jersey City, New Jersey 07306; and any notice hereunder to Optionee shall be addressed to the Optionee at the following address, subject to the right of either party to designate at any time hereafter in writing some other address:

                    Address of Optionee:



                    Optionee's Social Security Number:


          6.   Binding Effect.

          This Option Agreement shall be binding upon the Company's successors and assigns, and shall be binding and inure to the benefit of the Optionee and the Optionee's heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.

          7.   Governing Law.

          To the extent that State law shall not be preempted by any laws of the United States, this Option Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

          IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement as of the day and year first above written.


                                        STATEWIDE FINANCIAL CORP.
                                        -------------------------

                                        By:  /s/Victor M. Richel
                                             --------------------
                                                VICTOR M. RICHEL
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer


                                        Accepted By:

                                        ---------------------------------
                                                                (OPTIONEE)


          EXHIBIT 23(A)


                           INDEPENDENT ACCOUNTANTS' CONSENT


          The Board of Directors
          Statewide Financial Corp.:

          We consent to the incorporation by reference in the registration statement on Form S-8, of Statewide Financial Corp., pertaining to the Statewide Financial Corp. Director's Stock Options, of our report dated January 27, 1997, relating to the consolidated statements of financial condition of Statewide Financial Corp. and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1996, the nine-month period ended December 31, 1995 and the year ended March 31, 1995, which report appears in the December 31, 1996 Annual Report on Form 10-K of Statewide Financial Corp.


                                                  KPMG Peat Marwick LLP



          February 3, 1998
          Short Hills, New Jersey